FORM 8-K/A

                       SECURITIES AND EXCHANGE COMMISSION

                              Washington, DC 20549

                                 CURRENT REPORT



                       Pursuant to Section 13 or 15(d) of
                     the Securities and Exchange Act of 1934


                       Amendment No. 1 to Form 8-K Report
                              Dated January 4, 2001


Date of Report (Date of earliest event reported): December 20, 2000


                             THE VALSPAR CORPORATION
                             -----------------------


          Delaware                   1-3011                 36-2443580
----------------------------   ------------------   ----------------------------
(State or other Jurisdiction   (Commission File           (IRS Employer
     of Incorporation)             Number)              Identification No.)


 1101 Third Street South, Minneapolis, Minnesota              55415
-------------------------------------------------   ----------------------------
    (Address of Principal Executive Offices)                (Zip Code)



Registrant's telephone number, including area code:     (612)332-7371


                                 Not Applicable
      --------------------------------------------------------------------
         (former name or former address, if changed, since last report)

Item 7: Financial Statements and Exhibits

                                                                            Page
                                                                            ----
        (a) Financial Statements of Business Acquired

            LILLY INDUSTRIES, INC. AND SUBSIDIARIES
            Report of Independent Auditors                                   4
              Audited Consolidated Balance Sheets - Years ended
                November 30, 2000 and November 30, 1999                     5-6
              Audited Consolidated Statements of Income - Years
                ended November 30, 2000, November 30, 1999 and
                November 30, 1998                                            7
              Audited Consolidated Statements of Cash Flows - Years
                ended November 30, 2000, November 30, 1999 and
                November 30, 1998                                            8
              Consolidated Statements of Shareholders' Equity -
                Years ended November 30, 2000, November 30, 1999
                and November 30, 1998                                        9
              Notes to Consolidated Financial Statements                   10-20

        (b) Pro Forma Financial Information                                 21

            Unaudited Pro Forma Combined Condensed Balance Sheet which combines the audited Consolidated Balance Sheet of Lilly Industries, Inc. as of November 30, 2000 with the audited Consolidated Balance Sheet of Valspar as of October 27, 2000,
            along with a description of the pro forma adjustments.          22

            Unaudited Pro Forma Combined Condensed Statement of Income
            which combine the audited consolidated results of Lilly Industries, Inc. for the year ended November 30, 2000 with the audited consolidated results of Valspar for the year ended
            October 27,2000, along with a description of the related pro
            forma adjustments.                                              23


        (c) Exhibits

            1 Agreement and Plan of Merger among Lilly Industries, Inc., Acquisition Corp. (a wholly-owned subsidiary of the registrant) and the registrant made and entered into as of June 23, 2000, incorporated by reference to Appendix A to the Definitive Proxy Statement filed by Lilly Industries, Inc. on August 22, 2000.

            23.1 Consent of Independent Auditors - Ernst & Young LLP        24

                                SIGNATURES


         Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this Amendment No. 1 to the report on 8-K to be signed on its behalf by the undersigned hereunto duly authorized.


                                       THE VALSPAR CORPORATION



                                       By /s/ Rolf Engh
                                          ---------------------------------
                                          Printed Name: Rolf Engh
                                          Title: Secretary


                                       Date: February 9, 2001

                      Report of Independent Auditors


The Board of Directors
Lilly Industries, Inc.

We have audited the accompanying consolidated balance sheets of Lilly Industries, Inc. as of November 30, 2000 and 1999 and the related consolidated statements of income, shareholders' equity and cash flows for each of the three years in the period ended November 30, 2000. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Lilly Industries, Inc. at November 30, 2000 and 1999 and the results of its operations and its cash flows for each of the three years in the period ended November 30, 2000 in conformity with accounting principles generally accepted in the United States.



                                       /s/ ERNST & YOUNG LLP

Indianapolis, IN
January 12, 2001

                  Lilly Industries, Inc. and Subsidiaries

                        Consolidated Balance Sheets

                                                            NOVEMBER 30
                                                        2000            1999
                                                   -------------------------------
                                                            (IN THOUSANDS)
ASSETS
Current assets:
     Cash and cash equivalents                      $      6,470     $      5,714
     Accounts receivable, less allowance
        for doubtful accounts (2000, $1,701;
        1999, $1,775)                                     90,181           91,369
     Inventories                                          57,116           58,500
     Deferred income taxes                                 2,730            2,848
     Other                                                 4,958            3,426
                                                   -------------------------------
Total current assets                                     161,455          161,857

Other assets:
     Goodwill, less amortization (2000, $35,311;
        1999, $27,769)                                   206,435          210,811
     Other intangibles, less amortization (2000,
        $24,489; 1999, $23,129)                           18,412           23,067
     Deferred income taxes                                 1,925            3,974
     Sundry                                               21,189           18,781
                                                   -------------------------------
                                                         247,961          256,633
Property and equipment:
     Land                                                 16,628           13,872
     Buildings                                            86,184           75,232
     Equipment                                           113,735          110,610
     Accumulated depreciation                            (77,806)         (67,778)
                                                   -------------------------------
                                                         138,741          131,936
                                                   -------------------------------
                                                    $    548,157     $    550,426
                                                   ===============================

SEE ACCOMPANYING NOTES.

                                                             NOVEMBER 30
                                                        2000             1999
                                                   -------------------------------
                                                            (IN THOUSANDS)
LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
     Accounts payable                               $     48,230     $     60,317
     Salaries and payroll related items                   14,413           20,975
     Other                                                24,459           27,293
     Income taxes payable                                  4,423            4,552
                                                   -------------------------------
Total current liabilities                                 91,525          113,137

Long-term debt                                           211,514          206,803

Other liabilities                                         39,006           38,315

Shareholders' equity:
     Capital stock, $.55 stated value per share:
        Class A (limited voting) - 28,077 shares
           issued (1999, 27,969 shares issued)            15,599           15,539
        Class B (voting) - 540 shares issued                 300              300
     Additional capital                                   85,329           83,833
     Retained earnings                                   148,402          133,807
     Accumulated other comprehensive loss                 (5,241)          (3,509)
     Cost of capital stock in treasury                   (38,277)         (37,799)
                                                   -------------------------------
                                                         206,112          192,171
                                                   -------------------------------
                                                    $    548,157     $    550,426
                                                   ===============================

                  Lilly Industries, Inc. and Subsidiaries

                     Consolidated Statements of Income

                                                       YEAR ENDED NOVEMBER 30
                                               2000             1999             1998
                                         ------------------------------------------------
                                              (IN THOUSANDS, EXCEPT PER SHARE DATA)
Net sales                                 $    669,699     $    656,201     $    619,002

Costs and expenses:
   Cost of products sold                       416,122          401,286          379,641
   Selling, general and administrative         174,149          160,861          146,763
   Research and development                     20,960           21,154           20,567
                                         ------------------------------------------------
                                               611,231          583,301          546,971
                                         ------------------------------------------------
Operating income                                58,468           72,900           72,031

Other expense:
   Sundry income (expense)                         483             (633)            (666)
   Seller's transaction expense                 (2,353)              --               --
   Interest expense, net                       (16,900)         (15,791)         (16,919)
                                         ------------------------------------------------
                                               (18,770)         (16,424)         (17,585)
                                         ------------------------------------------------
Income before income taxes                      39,698           56,476           54,446

Income taxes                                    17,673           23,155           22,867
                                         ------------------------------------------------
Net income                                $     22,025     $     33,321     $     31,579
                                         ================================================


Net income per share:

   Basic                                  $        .95     $       1.44     $       1.36
   Diluted                                $        .93     $       1.43     $       1.35

SEE ACCOMPANYING NOTES.

                  Lilly Industries, Inc. and Subsidiaries

                   Consolidated Statements of Cash Flows

                                                                      YEAR ENDED NOVEMBER 30
                                                                2000          1999           1998
                                                            ------------------------------------------
                                                                          (IN THOUSANDS)
OPERATING ACTIVITIES
Net income                                                   $   22,025     $   33,321     $   31,579
Adjustments to reconcile net income to net
    cash provided by operating activities:
       Depreciation                                              12,023         10,391          9,102
       Amortization of intangibles                               10,854         10,544         10,922
       Deferred income taxes                                      2,167          5,267            209
       Gain on disposal of fixed assets                            (678)            --             --
       Changes in operating assets and liabilities
          net of effects from acquired businesses:
            Accounts receivable                                   1,188         (9,162)          (422)
            Inventories                                           1,384         (7,680)        (2,574)
            Accounts payable and accrued expenses               (21,612)        11,101          5,985
            Sundry                                               (6,220)       (15,044)           418
                                                            ------------------------------------------
Net cash provided by operating activities                        21,131         38,738         55,219

INVESTING ACTIVITIES
Purchases of property and equipment                             (21,665)       (41,472)       (17,015)
Payment for acquired business                                    (1,250)        (2,721)       (11,253)
Proceeds from the sale of fixed assets                            1,566             --             --
Sundry                                                            2,615          2,052          3,367
                                                            ------------------------------------------
Net cash used by investing activities                           (18,734)       (42,141)       (24,901)

FINANCING ACTIVITIES
Dividends paid                                                   (7,430)        (7,428)        (7,410)
Proceeds from short-term and long-term borrowings                 4,711          3,103             --
Principal payments on short-term and long-term borrowings            --             --        (20,470)
Sundry                                                            1,078            116            809
                                                            ------------------------------------------
Net cash used by financing activities                            (1,641)        (4,209)       (27,071)
                                                            ------------------------------------------

Increase (decrease) in cash and cash equivalents                    756         (7,612)         3,247
Cash and cash equivalents at beginning of year                    5,714         13,326         10,079
                                                            ------------------------------------------
Cash and cash equivalents at end of year                     $    6,470     $    5,714     $   13,326
                                                            ==========================================

SEE ACCOMPANYING NOTES.

                     Lilly Industries, Inc. and Subsidiaries

                 Consolidated Statements of Shareholders' Equity
                                 (in thousands)

                                                                                              COST OF     ACCUMULATED
                                              CLASS A     CLASS B    ADDITIONAL               CAPITAL        OTHER
                                              CAPITAL     CAPITAL     PAID-IN    RETAINED     STOCK IN   COMPREHENSIVE
                                               STOCK       STOCK      CAPITAL    EARNINGS     TREASURY   INCOME (LOSS)    TOTAL
                                            --------------------------------------------------------------------------------------
Balance at December 1, 1997                  $  15,375   $     300   $  79,417   $  83,745    $ (34,144)   $  (2,254)   $ 142,439

Comprehensive income:
   Net income                                       --          --          --      31,579           --           --       31,579
   Currency translation adjustments                 --          --          --          --           --       (1,842)      (1,842)
                                                                                                                       ----------
Total comprehensive income                          --          --          --          --           --           --       29,737
Stock options exercised                             84          --       1,820          --       (1,018)          --          886
Disqualifying disposition of stock options          --          --         653          --           --           --          653
Cash dividends paid                                 --          --          --      (7,410)          --           --       (7,410)
Repurchase of capital stock                         --          --          --          --         (730)          --         (730)
                                            --------------------------------------------------------------------------------------

Balance at November 30, 1998                    15,459         300      81,890     107,914      (35,892)      (4,096)     165,575

Comprehensive income:
   Net income                                       --          --          --      33,321           --           --       33,321
   Currency translation adjustments                 --          --          --          --           --          587          587
                                                                                                                       ----------
Total comprehensive income                          --          --          --          --           --           --       33,908
Stock options exercised                             80          --       1,870          --       (1,421)          --          529
Disqualifying disposition of stock options          --          --          73          --           --           --           73
Cash dividends paid                                 --          --          --      (7,428)          --           --       (7,428)
Repurchase of capital stock                         --          --          --          --         (486)          --         (486)
                                            --------------------------------------------------------------------------------------

Balance at November 30, 1999                    15,539         300      83,833     133,807      (37,799)      (3,509)     192,171

Comprehensive income:
   Net income                                       --          --          --      22,025           --           --       22,025
   Currency translation adjustments                 --          --          --          --           --       (1,732)      (1,732)
                                                                                                                       ----------
Total comprehensive income                          --          --          --          --           --           --       20,293
Stock options exercised                             60          --       1,422          --         (380)          --        1,102
Disqualifying disposition of stock options          --          --          74          --           --           --           74
Cash dividends paid                                 --          --          --      (7,430)          --           --       (7,430)
Repurchase of capital stock                         --          --          --          --          (98)          --          (98)
                                            --------------------------------------------------------------------------------------

Balance at November 30, 2000                 $  15,599   $     300   $  85,329   $ 148,402    $ (38,277)   $  (5,241)     206,112
                                            ======================================================================================

SEE ACCOMPANYING NOTES.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - NOVEMBER 30, 2000

1. SUBSEQUENT EVENT

On June 26, 2000, Lilly Industries, Inc. and its subsidiaries (the "Company") announced it had entered into a definitive merger agreement with The Valspar Corporation ("Valspar") whereby Valspar would acquire all outstanding shares of the Company's Class A and Class B capital stock for $31.75 per share in cash and assume all outstanding debt.

On December 20, 2000, the merger was completed and the Company became a wholly-owned subsidiary of Valspar. As a result of the merger, each outstanding share of the Company's Class A and Class B capital stock was converted into the right to receive $31.75 in cash, without interest; the Revolving Credit Facility and German Credit Facility were extinguished and all incentive stock option plans were vested and paid off. Also, as a result of the merger the executive Supplemental Executive Retirement Plan liabilities became fully vested which resulted in an increase in these liabilities in the amount of $5,100,000 which was recorded subsequent to year end.

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

BUSINESS

The Company is principally in the business of formulating, manufacturing, and marketing industrial coatings and specialty chemicals to original equipment manufacturers on a worldwide basis. Primary manufacturing operations are located in North America, Europe and Asia-Pacific. The Company operates within three business segments which serve three end-use markets.

CONSOLIDATION AND USE OF ESTIMATES

The consolidated financial statements include the accounts of all subsidiaries after elimination of significant intercompany accounts and transactions. Preparation of these statements in conformity accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Actual results could differ from those estimates.

REVENUE RECOGNITION

Revenue from sales of products is recognized at the time products are shipped to the customer.

CASH EQUIVALENTS

Cash equivalents include time deposits and certificates of deposit with original maturities of three months or less.

INVENTORIES

Coatings inventories in the United States are stated at the lower of cost, determined by the last-in, first-out (LIFO) method, or market. All other inventories are stated at the lower of cost, determined by the first-in, first-out (FIFO) method, or market.

INTANGIBLE ASSETS

Goodwill, which represents the excess of cost over fair value of net assets of purchased businesses, is amortized by the straight-line method over periods ranging from 20 to 40 years. Other intangible assets consist of noncompete agreements, customer lists and technology and are amortized by the straight-line method over periods ranging from 5 to 20 years.

The Company periodically evaluates the carrying value of intangible assets to determine if an impairment has occurred. This evaluation is based on various analyses including reviewing anticipated cash flows.

PROPERTY AND EQUIPMENT

Property and equipment is recorded on the basis of cost and includes expenditures for new facilities and items which substantially increase the useful life of existing buildings and equipment. Depreciation is based on estimated useful lives (ranging from 3 to 45 years) and computed primarily by the straight-line method.

3. NEW ACCOUNTING STANDARDS

Effective December 1, 1999, the Company adopted the American Institute of Certified Public Accountants' (AICPA) Statement of Position (SOP) 98-5, "Reporting for the Costs of Start-Up Activities." The SOP requires start-up costs capitalized prior to December 1, 1999 to be written off and any future start-up costs to be expensed as incurred. The unamortized balance of start-up costs was written off as of December 1, 1999. The effect of this change in accounting principle on consolidated earnings was immaterial.

4. INVENTORIES

The principal inventory classifications at November 30 are summarized as follows (in thousands):

                                                         2000       1999
                                                      ---------------------
Finished products                                      $ 30,765   $ 33,628
Raw materials                                            31,947     30,048
                                                      ---------------------
                                                         62,712     63,676
Less adjustment of certain inventories to LIFO basis      5,596      5,176
                                                      ---------------------
                                                       $ 57,116   $ 58,500
                                                      =====================

Inventory cost is determined by the LIFO method of inventory valuation for approximately 59% and 61% of inventories at November 30, 2000 and 1999, respectively.

5. LONG-TERM DEBT

Long-term debt consists of the following as of November 30 (in thousands):

                                                         2000       1999
                                                      ---------------------
   7.75% Unsecured Senior Notes                        $100,000   $100,000
   Revolving Credit Facility                            107,500    100,100
   German Credit Facility                                 4,014      6,703
                                                      ---------------------
                                                       $211,514   $206,803
                                                      =====================

The Company's German subsidiary ("Subsidiary") has an unsecured Deutsche Mark ("DEM") denominated revolving credit facility ("German Facility") with a bank. The maximum borrowings available under the German Facility are $4,014,000 until November 29, 2001; thereafter, maximum borrowings decrease to $1,784,000 until maturity of the German Facility in February, 2003. German Facility advances of greater than $44,600 bear interest, at the Subsidiary's option, at either (i) the money market rate of the bank's German affiliate, or (ii) the Frankfurt, Germany Interbank Offered Rate for DEM deposits plus an interest rate margin of between 0.40% and 0.80%, depending on the Subsidiary's leverage at the time of each borrowing. Other advances bear interest at the prime rate of the bank's German affiliate. The principal of the German Facility is due upon maturity in February, 2003.

The Company has a $150,000,000 revolving credit facility ("Facility") with a group of financial institutions and $100,000,000 of senior notes ("Notes"). The Facility is unsecured and provides for borrowings under a revolving note. The 7.75% Notes were issued as a 144A private placement offering with registration rights.

Interest is payable upon maturity of each revolving advance under the Facility, but in no case less frequently than quarterly. The principal of the Facility is due in October, 2002. The Notes are unsecured. Interest is payable on June 1 and December 1 of each year the Notes are outstanding. The principal of the Notes is due December, 2007. The Facility bears interest, at the Company's option, of (i) the higher of the agent bank's prime rate (9.50% at November 30, 2000) or the Federal Funds rate plus 0.50% or, (ii) the London Interbank Offered Rate for U.S. Dollars plus 0.30% to 0.75%, depending upon the Company's credit rating. A commitment fee ranging from 0.10% to 0.25%, depending upon the Company's credit rating, is payable on the unused portion of the Facility.

Interest of $17,336,000, $15,818,000 and $12,369,000 was paid in fiscal 2000,
1999 and 1998, respectively.

The Company is subject to various debt covenants under the German Facility, Facility and Notes, including affirmative and negative covenants which require the maintenance of certain ratios for maximum leverage, fixed charge coverage and interest coverage. Additionally, such covenants place certain restrictions on the Company's ability to engage in mergers and acquisitions and incur additional indebtedness.

Subsequent to November 30, 2000, the merger with The Valspar Corporation was completed. (see Note 1). In conjunction with this transaction the Company satisfied its obligations under the Facility and the German Facility. The obligations under the Notes remain outstanding.

6. INCOME TAXES

Income tax expense for the years ended November 30 is comprised of the following components (in thousands):

                                  2000           1999          1998
                              ----------------------------------------
Current expense:
   Federal                     $   6,854      $   8,942     $  12,757
   Foreign                         7,907          8,126         7,290
   State                             745            820         2,358
                              ----------------------------------------
                                  15,506         17,888        22,405
Deferred expense (credit):
   Federal                         1,741          4,334           593
   Foreign                          (171)           384          (139)
   State                             597            549             8
                              ----------------------------------------
                                   2,167          5,267           462
                              ----------------------------------------
                               $  17,673      $  23,155     $  22,867
                              ========================================


A reconciliation of the statutory U.S. federal rate to the effective income tax rate for the years ended November 30 is as follows:

                                               2000       1999        1998
                                             ------------------------------
Statutory U.S. federal income tax rate         35.0%      35.0%       35.0%
Increase resulting from:
  Goodwill                                      4.7        3.5         3.6
  State income taxes, net of federal income
    tax benefit                                 2.0        1.6         2.8
  Foreign                                       0.3        1.3         1.8
  Seller's transaction expense                  1.7         --          --
  Other items                                   0.8        (.4)       (1.2)
                                             ------------------------------
Effective income tax rate                      44.5%      41.0%       42.0%
                                             ==============================

Deferred income taxes are recorded based upon differences between the financial statement and tax basis of assets and liabilities.

The deferred tax assets and liabilities recorded on the balance sheet at November 30 are as follows (in thousands):

                                                  2000         1999
                                               -----------------------
Deferred tax assets:
   Goodwill and intangibles                     $    541     $  1,121
   Employee benefits                               5,644        5,812
   Accounts receivable, inventory and other       10,707       11,051
                                               -----------------------
                                                  16,892       17,984
Deferred tax liabilities:
   Property and equipment                          6,284        6,582
   Pension                                         5,953        4,580
                                               -----------------------
                                                  12,237       11,162
                                               -----------------------
Net deferred tax assets                         $  4,655     $  6,822
                                               =======================

No provision has been made for U.S. federal income taxes on certain undistributed earnings of foreign subsidiaries that the Company intends to permanently invest or that may be remitted tax-free. The total of undistributed earnings that would be subject to federal income tax if remitted under existing law is approximately $30,300,000 at November 30, 2000. Determination of the unrecognized deferred tax liability related to these earnings is not practicable because of the complexities with its hypothetical calculation. Upon distribution of these earnings, the Company will be subject to U.S. taxes and withholding taxes payable to various foreign governments. A credit for foreign taxes already paid would be available to reduce the U.S. tax liability.

Income taxes of $20,850,000, $16,600,000 and $21,800,000 were paid in 2000, 1999 and 1998, respectively.

7. CAPITAL STOCK

The Company has two classes of capital stock, Class A stock and Class B stock. Authorized shares of Class A and Class B stock are 97,000,000 and 3,000,000, respectively. The limited voting rights of Class A shareholders are equal to voting rights of Class B shareholders only with regard to voting for merger, consolidation or dissolution of the Company and voting and electing four directors of the Company if there are ten or more directors and two directors if there are nine or fewer directors. With respect to all rights other than voting, Class A shareholders are the same as Class B shareholders.

The terms of the Class B stock, which is held only by employees, provide that these shares be exchanged for Class A stock on a share-for-share basis when the shareholder ceases to be an employee or decides to dispose of the shares. Accordingly, 3,000,000 shares of authorized Class A stock are reserved for this purpose.

On January 12, 1996, the Company's board of directors ("Board") declared a dividend of one purchase right for each outstanding share of Class A and Class B stock. In addition, one right is distributed for each share issued after January 26, 1996. Upon exercise, each right entitles holders to purchase from the Company one share of stock at $55 per share, subject to certain adjustments. The rights become exercisable when a person or group acquires beneficial ownership of 15 percent or more of Class A stock or becomes the beneficial owner of an amount of Class A stock (but not less than 10 percent) which the Board of Directors determines to be substantial and not in the Company's best long-term interests or following the announcement of a tender or exchange offer for 30% or more of the Class A stock.

In the event a person acquires 15 percent or more of Class A stock, or is determined by the Board to be a substantial owner whose ownership is not in the Company's best long-term interests or an acquiring person engages in certain self-dealing transactions, each holder will have the right to receive that number of capital shares having a market value of two times the exercise price of the right. At any time after a person becomes an acquiring person, but before such person acquires 50 percent or more of outstanding Class A stock, the Board may exchange each right for one capital share (subject to adjustment).

In the event the Company is involved in certain business combination transactions, or 50 percent or more of the Company's consolidated assets or earning power are sold, each holder will have the right to receive, upon exercise at the then-current exercise price of the right, that number of shares of capital stock of the acquiring company having a market value of two times the exercise price of the right.

The Company may redeem the rights at a price of $.01 per right at any time prior to the time a person or group becomes an acquiring person as defined by the rights agreement. The rights expire in January 2006.

A summary of shares issued and held in treasury follows (in thousands):

                                      CAPITAL STOCK          CAPITAL STOCK
                                          ISSUED            HELD IN TREASURY
                                   CLASS A      CLASS B    CLASS A     CLASS B
                                  ---------------------------------------------

Balance at December 1, 1997         27,674        540       4,923        182
  Class A exchanged for Class B         --         --          92        (92)
  Class B exchanged for Class A         --         --          (9)         9
  Acquisition for treasury              --         --          39         --
  Stock options exercised              151         --          37         12
                                  ---------------------------------------------
Balance at November 30, 1998        27,825        540       5,082        111
  Class A exchanged for Class B         --         --          36        (36)
  Class B exchanged for Class A         --         --         (13)        13
  Acquisition for treasury              --         --          32         --
  Stock options exercised              144         --          56         19
                                  ---------------------------------------------
Balance at November 30, 1999        27,969        540       5,193        107
  Class A exchanged for Class B         --         --          73        (73)
  Class B exchanged for Class A         --         --         (75)        75
  Acquisition for treasury              --         --           7         --
  Stock options exercised              108         --          22          3
                                  ---------------------------------------------
Balance at November 30, 2000        28,077        540       5,220        112
                                  =============================================

The Company has adopted various incentive stock option plans which entitle certain directors, officers and other key employees to buy shares of Class A stock at prices not less than fair market value on the date of grant. The options vest and become exercisable ratably over a three-year period commencing two years after the date of grant and expire five or ten years after the date of grant. Certain options are granted with stock appreciation rights (SAR) and reload options. An SAR entitles the option holder to receive a cash payment equal to the difference between the option price and the current value of Class A stock. The reload option entitles the option holder to the same number of options exercised with an option price equal to the fair market value at the date of exercise. Shares reserved under these plans were 2,667,569 and 1,785,129 at November 30, 2000 and 1999, respectively. In connection with the sale of 100% of the outstanding capital stock of the Company subsequent to year end (see Note
1), all incentive stock options were vested and paid off.

A summary of stock option activity for the years ended November 30 follows:

                                                          WEIGHTED
                                           NUMBER OF      AVERAGE
                                            SHARES     EXERCISE PRICE
                                         ----------------------------

Balance at December 1, 1997                 789,502        $13.39
Grants                                      460,022         18.84
Exercised                                  (151,233)        12.60
Terminated                                  (37,975)        17.41
                                         ----------------------------
Balance at November 30, 1998              1,060,316         15.72
Grants                                      561,095         18.21
Exercised                                  (146,291)        13.57
Terminated                                  (80,230)        18.93
                                         ----------------------------
Balance at November 30, 1999              1,394,890         16.76
Grants                                      573,055         14.17
Exercised                                  (117,560)        13.69
Terminated                                  (29,825)        17.06
                                        -----------------------------
Balance at November 30, 2000              1,820,560         16.14
                                         ============================

At November 30, 2000 the range of exercise prices and weighted-average remaining contractual life of outstanding options were $12.25 - $21.63 and 7.5 years, respectively. At November 30, 2000 and 1999, the number of options exercisable was 515,000 and 342,000 respectively, and the weighted-average exercise price of those options was $14.91 and $13.32, respectively.

Statement of Financial Accounting Standards No. 123, "Accounting for Stock-Based Compensation", (SFAS 123) permits companies to continue to apply APB Opinion 25, "Accounting for Stock Issued to Employees" (APB 25) and related Interpretations in accounting for its plans. The Company has elected to follow APB 25 and related Interpretations. Under APB 25, because the exercise price of the Company's employee stock options is not less than fair market value of the share at the date of grant, no compensation expense is recognized in the financial statements.

Pro forma information regarding net income and net income per share is required by SFAS 123 and has been determined as if the Company accounted for its employee stock options using the fair value method as prescribed by this Statement.

The fair value of options was estimated at the date of grant using a Black-Scholes option pricing model with the following weighted-average assumptions for 2000, 1999 and 1998, respectively: risk-free interest rate of 5.4%, 6.2%, and 4.7%; dividend yields of 1.9% for all years; volatility factors of the expected market price of the Company's Class A stock of .59, .29 and .27; and an expected life of options of 7 years, 7 years and 5 years.

For purposes of pro forma disclosure, the estimated fair value of the options is amortized to expense over the option's vesting period. Pro forma amounts may not be representative of the expected effects on pro forma net income or net income per share in future years. The Company's pro forma information follows (in thousands, except per share amounts):

                                            2000         1999         1998
                                        -------------------------------------
Net income:
   As reported                           $  22,025    $  33,321    $  31,579
   Pro forma                                20,543       32,235       30,924
Diluted net income per share:
   As reported                           $     .93    $    1.43    $    1.35
   Pro forma                                   .87         1.38         1.32
Weighted average fair value
   of options granted during the year    $    7.76    $    6.37    $    5.76

8. NET INCOME PER SHARE

Basic and diluted net income per share are computed by dividing net income as reported by the average number of shares outstanding as follows (in thousands):

                                            2000        1999         1998
                                         -------------------------------------
Basic
    Weighted-average capital shares
      outstanding                          23,230       23,205       23,160
                                         =====================================

Diluted
    Weighted-average capital shares
      outstanding                          23,230       23,205       23,160
    Dilutive effect of stock options          389          115          240
                                         -------------------------------------

Average capital shares outstanding
      assuming dilution                    23,619       23,320       23,400
                                         =====================================

9. BENEFIT PLANS

The Company maintains defined benefit retirement plans that cover substantially all employees. The change in benefit obligation, change in plan assets, funded status and amounts recognized in the consolidated balance sheets at November 30 for the Company's defined benefit plans were as follows (in thousands):

                                                     2000           1999
                                                 ---------------------------
Change in benefit obligation:
  Benefit obligation at beginning of  the year    $   75,983     $   76,458
  Service cost                                           327            400
  Interest cost                                        5,720          5,020
  Actuarial gain                                      (2,631)        (1,461)
  Benefits paid                                       (4,350)        (4,434)
                                                 ---------------------------
  Benefit obligation at end of year               $   75,049     $   75,983
                                                 ===========================

                                                       2000          1999
                                                   -------------------------
Change in plan assets:
  Fair value of plan assets at beginning of year    $  99,218     $  96,571
  Actual (loss) return on plan assets                    (628)        7,061
  Employer contribution                                    --            20
  Benefits paid                                        (4,350)       (4,434)
                                                   -------------------------
  Fair value of plan assets at end of year          $  94,240     $  99,218
                                                   =========================

Funded status:
  Funded status                                     $  19,191     $  23,235
  Unrecognized net actuarial gain                      (5,497)      (13,730)
  Unrecognized prior service cost                       3,846         4,329
  Unrecognized transition asset                          (529)         (731)
                                                   -------------------------
  Net amount recognized                             $  17,011     $  13,103
                                                   =========================

Amounts recognized in the consolidated
  balance sheet consisted of:
  Prepaid benefit cost                              $  17,011     $  13,103
                                                   -------------------------
  Net amount recognized                             $  17,011     $  13,103
                                                   =========================

Components of net periodic benefit cost:
  Service cost                                      $     327     $     400
  Interest cost                                         5,720         5,020
  Expected return on plan assets                       (9,947)       (9,684)
  Amortization of prior service cost                      484           484
  Amortization of transition asset                       (202)         (202)
  Recognized net actuarial gain                          (290)         (424)
                                                   -------------------------
  Net periodic benefit                              $  (3,908)    $  (4,406)
                                                   =========================

Weighted-average assumptions as of year end:
  Discount rate                                          7.75%         6.75%
  Expected return on plan assets                        10.25%        10.25%
  Rate of compensation increase                          4.00%         4.00%


Certain employees from the Company's German subsidiary participate in a frozen, unfunded defined benefit retirement plan. The liability related to this plan totaled $3,700,000 and $4,000,000 and the expense related to this plan was $365,000 and $440,000 at November 30, 2000 and 1999, respectively.

Accumulated benefits for supplemental executive retirement plans totaled approximately $8,517,000 and $9,595,000 at November 30, 2000 and 1999,
respectively. (Income)/ expense related to these plans amounted to $(431,000) and $1,431,000 for the years ended November 30, 2000 and 1999, respectively.

The Company also has a defined contribution retirement plan to which the Company contributed and charged to expense approximately $4,838,000, and $4,692,000 for the years ended November 30, 2000 and 1999, respectively.

10. SEGMENT INFORMATION

Lilly formulates, manufactures and markets industrial coatings and specialty chemicals primarily to original equipment manufacturers on a worldwide basis. The Company operates within three business segments which serve three end-use markets: wood coatings; metal coatings; and composites and glass coatings. Products sold to these markets have similar economic characteristics, production processes, distribution methods and regulatory environments. Based on these similarities, the Company's products are aggregated into one reportable segment, Industrial Coatings and Specialty Chemicals, for purposes of this disclosure. The accounting policies of the reportable segment are the same as those described in the summary of significant accounting policies.

Net sales of Industrial Coatings and Specialty Chemicals products by end-use market are as follows (in thousands):

                                           2000        1999         1998
                                       -------------------------------------

Wood Coatings                           $ 308,632    $ 297,741    $ 269,585
Metal Coatings                            290,268      284,463      274,951
Composites and Glass Coatings              70,799       73,997       74,466
                                       -------------------------------------
                                        $ 669,699    $ 656,201    $ 619,002
                                       =====================================

The Company maintains operations in the United States, Australia, Canada, China, Germany, Ireland, Malaysia, Mexico, Singapore, Taiwan and the United Kingdom. A summary of geographic data for the years ended November 30 is as follows (in thousands):

                                           2000         1999         1998
                                       -------------------------------------

Net sales to unaffiliated customers:
  United States                         $ 499,981    $ 504,875    $ 488,703
  Outside U.S.                            169,718      151,326      130,299
                                       -------------------------------------
  Consolidated                          $ 669,699    $ 656,201    $ 619,002
                                       =====================================

Operating income:
  United States                         $  33,237    $  48,473    $  50,942
  Outside U.S.                             25,231       24,427       21,089
                                       -------------------------------------
  Consolidated                          $  58,468    $  72,900    $  72,031
                                       =====================================

Total assets:
  United States                         $ 455,486    $ 451,357    $ 430,081
  Outside U.S.                             92,671       99,069       86,404
                                       -------------------------------------
  Consolidated                          $ 548,157    $ 550,426    $ 516,485
                                       =====================================

11. COMMITMENTS AND CONTINGENCIES

The Company's operations, like those of most companies in the coatings industry, are subject to regulations related to maintaining or improving the quality of the environment. Such regulations, along with the Company's own internal compliance efforts, have required, and will continue to require, ongoing expenditures. The Company has been notified that it is a potentially responsible party for clean-up costs with respect to several government investigations at independently operated waste disposal sites previously used by the Company. Management has accrued, as appropriate, for these environmental liabilities. The accruals are reviewed periodically and, as investigations and remediations proceed, adjustments are made as necessary. Management believes the liabilities associated with these sites will not have a material adverse effect, individually and in the aggregate on its operating results or financial position.

The Company is involved with various legal proceedings, including product liability of a nature considered normal to its business. Management has accrued, as appropriate, for these liabilities. The accruals are reviewed periodically and, as investigations proceed, adjustments are made as necessary. Management believes the liabilities associated with the legal proceedings will not have a material adverse effect, individually and in the aggregate, on its operating results or financial position.

12. CHANGES IN ESTIMATES

The Company recorded year end adjustments related to the Supplemental Executive Retirement Plan ("SERP") and warranty liabilities as a result of a change in estimate. The adjustments were based on actual claims experience, and management's best estimate of future liabilities based on available information. The effect of the adjustments was a reduction of the SERP liability of approximately $1,800,000 and an increase in the warranty liabilities of $6,100,000.

                         PRO FORMA FINANCIAL INFORMATION


THE VALSPAR CORPORATION AND
LILLY INDUSTRIES, INC.

The following unaudited pro forma combined condensed balance sheet as of October 27, 2000 combines the historical consolidated audited balance sheet information of The Valspar Corporation (the "Company") and Lilly Industries, Inc. as if the acquisition was consummated on October 27, 2000. The unaudited pro forma combined condensed statement of income for the year ended October 27, 2000 combines the historical consolidated audited income statement information of the Company and Lilly Industries, Inc. as if the acquisition had been consummated on October 30, 1999, the beginning of the period presented. The transaction is being recorded under the purchase method of accounting after giving effect to the pro forma adjustments described in the accompanying notes.

The unaudited pro forma financial information has been prepared by management of the Company and adjusts the historical statements of income and balance sheets for the effect of costs, expenses, assets and liabilities which might have been incurred or assumed had the acquisition been consumated on the date indicated. The unaudited pro forma financial information is provided for information purposes only and does not purport to be indicative of the future results or financial position of the Company. This information should be read in conjunction with the consolidated financial statements and notes thereto included in the Company's Form 10-K for the year ended October 27, 2000 and, for Lilly Industries, Inc., in this Form 8-K/A.

UNAUDITED PRO FORMA BALANCE SHEET
THE VALSPAR CORPORATION AND
LILLY INDUSTRIES, INC.
OCTOBER 27, 2000
                                                  (000's U.S.$)

                                                                                     PRO FORMA ADJUSTMENTS (4)
                                                                                     -------------------------          PRO FORMA
                                                       VALSPAR         LILLY (6)       DR                 CR            COMBINED
                                                       -------         --------        --                 --            --------
ASSETS
CURRENT ASSETS
  Cash and cash equivalents                          $    20,935    $     6,470                                        $    27,405
  Accounts receivable, less allowance                    277,763         90,181                                            367,944
  Inventories                                            154,887         57,116                                            212,003
  Deferred Income Taxes                                   18,464          2,730                                             21,194
  Other current assets                                    61,815          4,958                                             66,773
                                                     -----------    -----------                                        -----------
          Total current assets                           533,864        161,455             --                 --          695,319

 INVESTMENT IN LILLY                                                               $ 1,036,045 (1)    $ 1,036,045 (3)           --

 GOODWILL                                                208,748        206,435        815,812 (3)        206,435 (2)    1,024,560

 OTHER ASSETS                                             83,671         41,526          2,000 (5)                         127,197

PROPERTY, PLANT AND EQUIPMENT                            545,475        216,547
  Less allowances for depreciation and amortization      246,728         77,806                                                 --
                                                     -----------    -----------                                        -----------
                                                         298,747        138,741             --                 --          437,488

Total Assets                                         $ 1,125,030    $   548,157    $ 1,853,857        $ 1,242,480      $ 2,284,564
                                                     =============================================================================

LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES
  Accounts payable                                   $   153,996    $    48,230                                        $   202,226
  Short-term borrowings                                   40,195             --                                             40,195
  Accrued Liabilities                                    129,187         38,872                                            168,059
  Income taxes payable                                    10,910          4,423                             1,000 (5)       16,333
                                                     -----------    -----------                                        -----------
          Total current liabilities                      334,288         91,525                                            426,813

LONG-TERM DEBT                                           300,300        211,514                       $   817,489 (1)    1,329,303
OTHER LONG-TERM LIABILITIES                               52,871         39,006                                             91,877

STOCKHOLDERS' EQUITY
  Common stock, at par                                    26,660         15,899    $    15,899 (3)                          26,660
  Additional paid-in capital                              34,267         85,329         85,329 (3)                          34,267
  Retained earnings                                      490,860        148,402        148,402 (3)                         490,860
                                                                                            --                                  --
  Other                                                     (306)        (5,241)        (5,241)(3)                            (306)
  Treasury stock, at cost                               (113,910)       (38,277)       (38,277)(3)                        (113,910)
                                                     -----------    -----------                                        -----------
Total Stockholders' Equity                               437,571        206,112                                --          437,571

Total Liabilities and Stockholders' Equity           $ 1,125,030    $   548,157    $   206,112        $   817,489      $ 2,284,564
                                                    ===============================================================================

          (1) To establish investment and record debt incurred to finance the acquisition.

          (2)  To eliminate goodwill previously recorded by Lilly Industries.

          (3) To eliminate investment and record initial goodwill and assets at historical values based upon purchase price less net book value of assets acquired. The goodwill is subject to possible adjustment upon completion of appraisal valuations.

          (4) All assets and liabilities are included at Lilly Industries' historical values (except as noted in (5) below.) Valspar will obtain fair market values for these assets and liabilities to be used as the basis for establishing the opening balance sheet values for the net assets. These valuations will not be available for several months.

          (5) To record purchase accounting adjustments for pension and tax liability at fair market value.

          (6)  Reported financial information as of November 30, 2000.

UNAUDITED PRO FORMA COMBINED STATEMENT OF INCOME
THE VALSPAR CORPORATION AND
LILLY INDUSTRIES, INC.
FOR THE YEAR ENDED OCTOBER 27, 2000
                                            (000's U.S.$)

                                                                                 PRO FORMA ADJUSTMENTS (4)
                                                                                 -------------------------            PRO FORMA
                                                  VALSPAR       LILLY (5)(6)        DR                CR              COMBINED
                                                  -------       ------------        --                --              --------
NET SALES                                       $ 1,483,320    $   669,699                                           $ 2,153,019

COSTS AND EXPENSES:
  Cost of sales                                   1,039,267        416,122     $                                       1,455,389

  Selling, general and administrative expenses      280,118        195,109          20,395 (1)                           495,622

  Interest expense                                   21,989         16,900          56,908 (2)                            95,797

  Seller's transaction expense                           --          2,353                                                 2,353

  Other expense/(income), net                           200           (483)                                                 (283)
                                                -----------    -----------                                           -----------
                                                  1,341,574        630,001          77,304                 --          2,048,879

INCOME BEFORE INCOME TAXES                          141,746         39,698         (77,304)                --            104,140

INCOME TAXES                                         55,280         17,673                        $    26,088 (3)         46,865

NET INCOME                                      $    86,466    $    22,025     $   (77,304)       $   (26,088)       $    57,275
                                                ===========    ==============================================        ===========

NET INCOME PER SHARE-BASIC                      $      2.02                                                          $      1.34
                                                ===========                                                          ===========

NET INCOME PER SHARE-DILUTED                    $      2.00                                                          $      1.33
                                                ===========                                                          ===========

BASIC SHARES OUTSTANDING (IN THOUSANDS)              42,706                                                               42,706
                                                ===========                                                          ===========

DILUTED SHARES OUTSTANDING (IN THOUSANDS)            43,196                                                               43,196
                                                ===========                                                          ===========

          (1) To record amortization of excess of purchase price over acquired net assets, based on an estimated lives of 40 years. Such amortization expense is subject to possible adjustment upon completion of the Lilly Industries appraisal valuation.

          (2) To record additional estimated interest expense, using a 7% interest rate, resulting from the use of debt to finance the acquisition.

          (3) To record tax effect, using a 45% estimated effective tax rate. This rate is higher than the historical Valspar tax rate, due to goodwill amortization not being deductible for tax purposes.

          (4) Valspar Corporation expects to achieve certain synergies in relation to the business combination. Such synergies are not included in the above pro forma adjustments.

          (5)  Reported financial information as of November 30, 2000.

          (6) Refer to Lilly Industries Notes to Consolidated Financial Statements for changes in estimates within the current year financial statements.